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                                   EXHIBIT "2"



                        ARTICLES OF AMENDMENT AND MERGER

                                       OF

                             ZILA ACQUISITION CORP.

                                      INTO

                        OXYCAL LABORATORIES, INCORPORATED



      These Articles Of Amendment And Merger are entered into between ZILA ACQUISITION CORP., an Arizona corporation (herein the "Merging Company"), and OXYCAL LABORATORIES, INCORPORATED, an Arizona corporation (herein the "Surviving Corporation"). The Merging Company and the Surviving Corporation shall hereinafter be referred to collectively as the "Entities" and separately as an "Entity."

         These Articles Of Amendment And Merger are delivered to the Arizona Corporation Commission for filing pursuant to Section 10-1105 of the Arizona Revised Statutes by the undersigned corporations.

         FIRST: The names, addresses and states of incorporation of the merging corporations are as follows:

         Name and Address                      State of Incorporation
         ----------------                      ----------------------

         Zila Acquisition Corp.                        Arizona
         5227 North 7th Street
         Phoenix, Arizona 85014

         Oxycal Laboratories, Incorporated             Arizona
         533 Madison Avenue
         Prescott, Arizona 86301


         SECOND: The name and address of the Statutory Agent of the Surviving Corporation is Joseph Hines, 5227 North 7th Street, Phoenix, Arizona 85014.



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         THIRD: Upon completion of the merger described herein, the Amended and
Restated Articles of Incorporation attached hereto as Exhibit I shall become the Amended and Restated Articles of Incorporation of the Surviving Corporation.


         FOURTH: The Plan of Merger attached hereto as Exhibit "A" was approved by the shareholders of the undersigned corporations in the manner prescribed by the Arizona Revised Statutes.

         FIFTH: As to each such corporation, the number of shares of stock issued and outstanding are as follows:

                                                    Number of Shares of Issued
         Name of Corporation                        and Outstanding Common Stock
         -------------------                        ----------------------------

         Zila Acquisition Corp.                     100 shares $.01 par
                                                    value common stock

         Oxycal Laboratories, Incorporated          1,825,802.90 shares no par
                                                    value common stock

Neither corporation has a class of stock authorized other than common stock.

         SIXTH: As to each such corporation, the number of shares voted for or against such Plan of Merger, respectively, are as follows:

     Name of Corporation                     Voted For             Voted Against
     -------------------                     ---------             -------------

     Zila Acquisition Corp.                     100                            0

     Oxycal Laboratories, Incorporated      1,825,802.90                       0


The number of votes cast for the Plan of Merger by Merging Corporation and the Surviving Corporation were sufficient for approval by that voting group.


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         IN WITNESS WHEREOF, Zila Acquisition Corp. and Oxycal Laboratories,
Incorporated have caused these Articles Of Amendment And Merger to be executed by their respective duly authorized officers on this 10th day of November, 1997.


                            MERGING COMPANY:

                            ZILA ACQUISITION CORP., an Arizona corporation



                            By /s/ Joseph Hines
                               -------------------------------------------------
                                     Joseph Hines, President


                            SURVIVING CORPORATION:

                            OXYCAL LABORATORIES, INCORPORATED,
                            an Arizona corporation


                            By /s/ Nancy J. Chandler
                               -------------------------------------------------
                                Nancy J. Chandler, Vice President of Operations






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                                                                     EXHIBIT "A"


                                 PLAN OF MERGER

      THIS PLAN OF MERGER (the "Plan") is entered into as of the 28th day of October, 1997, by and between ZILA ACQUISITION CORP., an Arizona corporation ("Subsidiary"), and OXYCAL LABORATORIES, INCORPORATED, an Arizona corporation ("Oxycal"), both such corporations being hereinafter sometimes referred to as the "Constituent Corporations," and Oxycal being hereinafter sometimes referred to as the "Surviving Corporation."

                                    RECITALS

      A. Subsidiary was incorporated on October 21, 1997, under the laws of the State of Arizona. On the date hereof, its single authorized class of capital stock consists of one hundred (100) shares of $.01 par value common stock ("Subsidiary Common"), of which one hundred (100) shares are outstanding on the date hereof. Subsidiary is a wholly-owned subsidiary of Zila, Inc., a Delaware corporation ("Zila").

      B. Oxycal was incorporated on December 18, 1981, under the laws of the State of Arizona (under the name Willow Creek Enterprises, Inc.). On the date hereof, Oxycal's authorized capital stock consists of twenty million (20,000,000) shares of no par common stock ("Oxycal Common"), of which 1,825,802.90 shares are outstanding on the date hereof.

      C. Prior to the filing of this Plan of Merger with the Arizona Corporation Commission, Subsidiary, Oxycal and Zila intend to execute a mutually agreeable Acquisition Agreement and Plan of Merger (the "Acquisition Agreement"), which sets forth the terms and conditions of the Plan of Merger. The respective Board of Directors of Subsidiary and Oxycal have authorized the execution of the Acquisition Agreement and have adopted resolutions authorizing the proposed merger of Oxycal into the Subsidiary, with Oxycal to be the surviving corporation, upon the terms and conditions set forth in the Acquisition Agreement and this Plan of Merger. The Board of Directors of the Subsidiary and Oxycal, respectively, have directed that this Plan of Merger be submitted to the shareholders of each corporation for consideration and action.

                                    AGREEMENT

      NOW, THEREFORE, Subsidiary and Oxycal hereby agree to merge on the terms and conditions hereinafter provided:

      1. Following the execution of the definitive Acquisition Agreement, Oxycal shall merge with and into Subsidiary and Oxycal shall continue as the Surviving Corporation. Upon the merger of Oxycal into Subsidiary (the "Merger") at the Effective Time (as defined in Paragraph 8 below), the separate existence of Subsidiary shall cease. The corporate identity, existence, purposes, rights,



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privileges, powers, franchises, and immunities of Oxycal shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, rights, privileges, powers, franchises, and immunities of Subsidiary shall be merged into Oxycal and Oxycal shall be fully vested therewith.

     2. At the Effective Time, the Articles of Incorporation and By-Laws of Subsidiary, as in effect immediately prior to the Effective Time, shall become the Articles of Incorporation and By-Laws of the Surviving Corporation; provided, however, that Article I of said Articles of Incorporation shall, as of the Effective Time, be amended and restated in its entirety to read as follows:

      The name of the Corporation is OXYCAL LABORATORIES, INCORPORATED.

The amended and restated Articles of Incorporation of the Surviving Corporation that shall be in effect upon the Merger are attached hereto as Exhibit 1.

      3. a. Oxycal shall, without other transfer, succeed to and possess all the rights, privileges, powers, franchises, and immunities, both of a public and private nature, and shall be subject to all the restrictions, disabilities, debts, liabilities (including taxes) and duties of each of the Constituent Corporations.

            b. The rights, privileges, powers, franchises, and immunities of each of the Constituent Corporations and all property, real, personal and mixed, of, and all debts due or belonging to, either of the Constituent Corporations on any account shall be vested in the Surviving Corporation. Without limiting the generality of the foregoing, the Surviving Corporation shall assume liability for income and other taxes of the Subsidiary which have or may become due for or in respect of the income, operations or franchises of the Subsidiary for any period ended prior to the Effective Time or by virtue of the Merger and shall assume the responsibility of filing all tax returns required to be filed by or on behalf of the Subsidiary.

            c. Title to any real estate and to any other property vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger or the statutes providing therefor; provided, however, that all rights of creditors and all liens upon the property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of each of the Constituent Corporations shall henceforth attach to Oxycal and may be enforced against it to the same extent as if they had been incurred or contracted by Oxycal. After the Effective Time, the Surviving Corporation and the former directors and officers of the Subsidiary shall each execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to their respective properties, assets, and rights in Oxycal or to otherwise carry out the purposes of this Plan, and their respective directors and officers shall and will do all such acts and things to accomplish those purposes which Oxycal may reasonably request.

      4. a. At the Effective Time, each share of Oxycal Common issued and outstanding

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immediately prior to the Effective Time shall, without any action on the part of the holder thereof or by any party, cease to be an issued and existing share and, subject to the rights any holder may have under Section 10-1301 et seq. of the General Corporation Law of the State of Arizona, shall become and be converted into a right to receive the Per Share Cash Consideration, as defined in the Acquisition Agreement. The Cash Consideration (as defined in the Acquisition Agreement) shall equal $28,000,000, less the adjustments made pursuant to Section 7.1 of the Acquisition Agreement.

            b. At or following the Effective Time, certificates representing all of the Oxycal Common (the "Certificates") shall be surrendered to the exchange agent, appointed by Zila (the "Exchange Agent"), for cancellation in the Merger. Upon surrender to the Exchange Agent of the Certificates, the Exchange Agent, subject to the conditions described below, will pay to the holder of the Certificates cash in the amount equal to the number of shares represented by the Certificates multiplied by the Per Share Cash Consideration.

      5. At the Effective Time, each share of Subsidiary Common issued and outstanding immediately prior to the Effective Time shall remain an issued and existing share, but shall be converted into, without further action by any party, an issued and outstanding share of Oxycal Common.

      6. At the Effective Time, the directors of Subsidiary shall become the directors of the Surviving Corporation and all such directors shall hold office until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law. At the Effective Time, the current directors of Oxycal shall be deemed to have resigned.

      7. The officers of Subsidiary at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, all such officers to hold office until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

      8. In accordance with the terms and conditions of the Acquisition Agreement, each of the Constituent Corporations shall take, or cause to be taken, all actions, or do or cause to be done all things, necessary, proper or advisable under the laws of the State of Arizona to make the Merger effective, subject, however, to the appropriate vote or consent of the stockholders of each of the Constituent Corporations in accordance with the General Corporation Law of the State of Arizona. The Merger shall be effected by, and shall be given effect upon, the filing of Articles of Merger with the Corporation Commission of the State of Arizona, in accordance with the applicable provisions of the General Corporation Law of the State of Arizona. The date and time of such filing is referred to in this Plan as the "Effective Time."

      9. When the Merger becomes effective, the holders of Certificates of Oxycal Common outstanding on the Effective Time shall cease to have any rights with respect to such stock and their sole right shall be the right to receive the Per Share Cash Consideration multiplied by the number


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of shares represented by the Certificates, as provided for in Section 4 above in exchange for such Certificates.

      10. This Plan of Merger, and the consummation of the transactions contemplated hereby, is subject to and conditioned upon Zila, Oxycal, and Subsidiary executing and delivering the definitive Acquisition Agreement.

      11. The Plan may be terminated and abandoned by mutual consent of Oxycal and Subsidiary at any time prior to the Effective Time, or by the Board of Directors of either of the Constituent Corporations if the Acquisition Agreement shall have been terminated as therein provided, notwithstanding approval of the Plan by the stockholders of either or both of the Constituent Corporations. This Plan shall terminate if a definitive Acquisition Agreement is not executed by Zila, Subsidiary, and Oxycal on or before November 13, 1997.

      12. This Plan may be amended by the Boards of Directors of the Constituent Corporations at any time prior to the filing hereof with the Corporation Commission of the State of Arizona, provided that an amendment made following approval of the Plan by the stockholders of either of the Constituent Corporations shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporations, (ii) alter or change any term of the Articles of Incorporation of the Subsidiary or Oxycal to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Plan if such alteration or change would adversely affect the holders of any class or series of stock of such Constituent Corporations.

      13. In the event of any discrepancy between the Acquisition Agreement and this Plan with respect to any matter, the Acquisition Agreement shall control.

      14. This Plan may be executed in any number of counterparts and each such counterpart hereof shall be deemed to be an original instrument but all of such counterparts together shall constitute but one agreement.


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      IN WITNESS WHEREOF, pursuant to authority duly given by its Board of
Directors, each of the Constituent Corporations has caused this Plan of Merger to be executed and attested by its authorized officers as of the date and year first above written.

                                          ZILA ACQUISITION CORP., an Arizona
                                          corporation


                                          By:   /s/ Joseph Hines
                                             -----------------------------------
                                          Its:    President
                                              ----------------------------------


                                          OXYCAL LABORATORIES,
                                          INCORPORATED, an Arizona corporation

                                          By:    /s/ Nancy J. Chandler
                                             -----------------------------------
                                                Nancy J. Chandler
                                                Its Vice President of Operations


      The undersigned, Zila, Inc., a Delaware corporation, hereby agrees to take any and all action on its part required to be taken in order to permit the accomplishment of the terms and conditions set forth in the above Plan, subject to the execution and delivery of a definitive Acquisition Agreement.

                                          ZILA, INC., a Delaware corporation

                                          By:    /s/ Joseph Hines
                                             -----------------------------------
                                          Its:    President
                                              ----------------------------------


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